                               POWER OF ATTORNEY

       For Executing Forms 3, 4 and 5, Form 144 and Schedules 13D and 13G

      Known by all these present, that the undersigned hereby constitutes and appoints each of Matthew J. Meloy, Jennifer R. Kneale and Regina L. Gregory,  or
any  of  them  signing  singly,  and  with  full  power  of  substitution,   the
undersigned's true and lawful attorney-in-fact to:

(1)   execute for and on behalf of the undersigned (a) Forms 3, 4 and 5
      (including  any  amendments,  corrections,  supplements  or  other changes thereto) in accordance with Section  16(a) of the Securities Exchange  Act of 1934, as  amended (the "Exchange  Act"), and the  rules thereunder, (b)
      Form  144  and  (c)  Schedules  13D  and  13G  (including  any amendments, corrections,  supplements or  other changes  thereto) in  accordance with
      Sections 13(d) and 13(g) of the Exchange Act and the rules thereunder, but only to the extent each such form or schedule relates to the undersigned's beneficial ownership of securities of Targa Resources Corp. or any of  its subsidiaries;

(2)   do and perform any and all acts for and on behalf of the undersigned that may be necessary or desirable to  complete and execute any such Form  3, 4 or  5,  Form  144  or  Schedule  13D  or  13G  (including  any amendments, corrections, supplements or  other changes thereto)  and timely file  such
      Forms or  Schedules with  the Securities  and Exchange  Commission and any stock exchange  or quotation  system, self-regulatory  association or  any other authority, and  provide a copy  as required by  law or advisable  to such persons as the attorney-in-fact deems appropriate; and

(3)   take any other action of any type whatsoever in connection with the foregoing that, in  the opinion of  each such attorney-in-fact,  may be of benefit  to,  in  the  best  interest  of,  or  legally  required  of  the undersigned,  it  being  understood that  the  documents  executed by  the attorney-in-fact on behalf  of the undersigned  pursuant to this  Power of
      Attorney shall be in such form and shall contain such terms and conditions as the attorney-in-fact may approve in the attorney-in-fact's discretion.

      The undersigned hereby grants to each attorney-in-fact full power and authority to do and  perform all and every  act and thing whatsoever  requisite, necessary or proper to be done in  the exercise of any of the rights  and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present,  with full power of substitution  or revocation, hereby ratifying and confirming all  that the attorney-in-fact, or the  attorney
-in-facts substitutes or substitute,  shall lawfully do or  cause to be done  by virtue of this Power of Attorney  and the rights and powers herein  granted. The
undersigned  acknowledges  that  the  foregoing  attorneys-in-fact,  and   their
substitutes, in serving in such capacity at the request of the undersigned,  are not assuming (nor  is Targa Resources  Corp. assuming) any  of the undersigned's responsibilities to comply with Section 16 of the Exchange Act.

      The undersigned agrees that each such attorney-in-fact may rely entirely on information  furnished orally  or in  writing by  or at  the direction of the undersigned to the  attorney-in-fact. The undersigned  also agrees to  indemnify and hold harmless Targa Resources  Corp. and each such attorney-in-fact  against any losses, claims, damages or  liabilities (or actions in these  respects) that arise out of or are based  upon any untrue statements or omissions  of necessary facts in the information provided by or at the direction of the undersigned,  or upon  the  lack of  timeliness  in the  delivery  of information  by  or at  the
direction  of  the  undersigned,  to  such  attorney-in-fact  for  purposes   of
executing, acknowledging,  delivering or  filing Forms  3, 4  or 5,  Form 144 or
Schedule 13D or 13G (including any amendments, corrections, supplements or other changes thereto) with respect to the undersigned's holdings of and  transactions in securities  issued by  Targa Resources  Corp. and  agrees to  reimburse Targa
Resources  Corp. and  such attorney-in-fact  on demand  for any  legal or  other expenses  reasonably  incurred  in connection  with  investigating  or defending against any such loss, claim, damage, liability or action.

      This Power of Attorney shall remain in full force and effect until the undersigned  is no  longer required  to file  Forms 3,  4 and  5, Form  144 and
Schedules 13D  and 13G  (including any  amendments, corrections,  supplements or other  changes  thereto)  with  respect to  the  undersigned's  holdings  of and transactions  in  securities issued  by  Targa Resources  Corp.,  unless earlier revoked  by the  undersigned in  a signed  writing delivered  to the  foregoing attorneys-in- fact. This Power of Attorney  does not revoke any other powers  of attorney  that the  undersigned has  previously granted  concerning the  matters described herein.

       IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of the date written below.

                            /s/ Robert M. Muraro
                            ---------------------
                            Robert M. Muraro

                            March 3, 2020